Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs Multi-Manager
 Alternatives Fund described under Sub-Item 77D are described in the supplement to the Funds Prospectus,
Summary Prospectus and Statement of Additional
 Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on July 14, 2016
(Accession No. 0001193125-16-648030),
 which is incorporated herein by reference.